UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 3, 2024 (June 28, 2024)

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PSEC	NASDAQ Global Select Market
5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock, par value $0.001	PSEC PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 28, 2024, Prospect Capital Corporation (“Prospect”) entered into an extension and upsizing of the revolving credit facility (the “Facility”) for Prospect Capital Funding LLC (“PCF”), a GAAP consolidated and non-recourse subsidiary of Prospect, which extends the term of the Facility five years and the revolving period to four years from such date.

The Facility has $2.0665 billion of commitments, will mature on June 28, 2029, and includes a revolving period that extends through June 28, 2028, followed by an additional one-year amortization period.

A copy of the Second Amendment to the Seventh Amended and Restated Loan and Servicing Agreement related to the events described above is attached as Exhibit 10.1 and is incorporated in this report by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

10.1    Second Amendment to the Seventh Amended and Restated Loan and Servicing Agreement, dated June 28, 2024.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By:     /s/ M. Grier Eliasek
Name:    M. Grier Eliasek
Title:     Chief Operating Officer
Date: July 3, 2024

Index to Exhibits

Exhibit Number	Description
10.1	Second Amendment to the Seventh Amended and Restated Loan and Servicing Agreement, dated June 28, 2024.

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